Exhibit 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-3(No. 333-95577) of Silverstar Holdings, Ltd (formerly Leisureplanet Holdings, Ltd) of our report dated September 7, 2001, except for Note 25, as to which the date is September 24, 2001 relating to the consolidated financial statements for the year ended June 30, 2001, which appears in this Form 10-K.


                           RACHLIN COHEN & HOLTZ LLP


Fort Lauderdale, Florida
October 15, 2001